Exhibit 10.39

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH WARRANT AND OTHER SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AND MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON EXCEPT IN A TRANSACTION WHICH IN THE OPINION OF SECURITIES COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER.

Warrant #W014-FI001

COMMON STOCK PURCHASE WARRANT

For the Purchase of 3,700,000 Shares of Common Stock,
$0.001 Par Value

of

CARDIOVASCULAR BIOTHERAPEUTICS, INC.
(A Delaware Corporation)

THIS CERTIFIES that, for receipt in hand of Three Thousand Seven Hundred Dollars ($3,700.00) ($0.001 per share of underlying Common Stock) and other valueable received, FirmInvest AG (“Warrant Holder”) is entitled to at any time or from time to time before 5:00 P.M., PST, on the Expiration Date, but not thereafter, to subscribe for, purchase and receive Three Million Seven Hundred Thousand (3,700,000) shares of fully paid and nonassessable shares of the common stock, $0.001 par value (the "Common Stock"), of CardioVascular BioTherapeutics, Inc., a Delaware corporation (the "Company"). As used herein, the term "Expiration Date" shall mean the date that is five (5) years following the Effective Date; and the term "Effective Date" means the date hereof. The exercise price for such shares shall be $1.00 per share. The number of shares of the Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter referred to as the "Exercise Price."

1. Exercise of Warrant.

(a) Expiration. If the subscription rights represented hereby shall not be exercised at or before 5:00 P.M., PST, on the Expiration Date, as defined above, this Warrant shall without any action on the part of the Company being required, become and be void without further force or effect, and all rights represented hereby shall cease and expire.

(b) Exercise Procedure. This Warrant may be exercised in whole or in part at any time or times during the period commencing on the Effective Date and ending on the Expiration Date. This Warrant may be exercised by presentation and surrender of this Warrant and the Notice of Exercise form attached hereto and payment of the Exercise Price for such shares of Common Stock to the Company at 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89134 (or such other office or agency of the Company as it may designate by notice in writing to the Warrant Holder hereof at the address of such Warrant Holder appearing on the books of the Company). This Warrant may be exercised in accordance with its terms in whole or in part (payment of a portion of the Exercise Price shall proportionately reduce the number of shares to be issued to the Warrant Holder). In the event of the exercise of this Warrant in part only, the Company shall cause to be delivered to the Warrant Holder a new Warrant of like tenor to this Warrant in the name of the Warrant Holder evidencing the right of the Warrant Holder to purchase the number of shares of the Common Stock purchasable hereunder as to which this Warrant has not been exercised.

(c) No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the Fair Market Value of a share of Common Stock on the date of exercise shall be paid in cash or check to the holder of this Warrant.

(d) Charges, Taxes and Expenses. The Warrant Holder shall pay all issue and transfer taxes and other incidental expenses in respect of the issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant, and such certificates shall be issued in the name of the Warrant Holder.

2. Right of Repurchase. The Warrant contains no express or mandatory repurchase right.

3. Rights of the Warrant Holder. The Warrant Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

4. Anti-Dilution Provisions.

(a) Adjustments. In case (i) the outstanding shares of the Common Stock shall be subdivided into a greater number of shares, (ii) a dividend in Common Stock shall be paid in respect of Common Stock, or (iii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, the Exercise Price per share in effect immediately prior to such subdivision or combination or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision or combination or immediately after the record date of such dividend or distribution be proportionately adjusted to equal the product obtained by multiplying the Exercise Price by a fraction, the numerator of which is the number of outstanding shares of Common Stock prior to such combination, subdivision or dividend, and the denominator of which is that number of outstanding shares of Common Stock after giving effect to such combination, subdivision or dividend. Any dividend paid or distributed on the Common Stock in stock or any other securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

Whenever the Exercise Price per share is adjusted as provided in the immediately preceding paragraph, the number of shares of the Common Stock purchasable upon exercise of the Warrant immediately prior to such Exercise Price adjustment shall be adjusted, effective simultaneously with such Exercise Price adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of shares of the Common Stock by a fraction, the numerator of which is the Exercise Price per share in effect immediately prior to such Exercise Price adjustment and the denominator of which is the Exercise Price per share in effect upon such Exercise Price adjustment, which adjusted number of shares of the Warrant Stock shall thereupon be the number of shares of the Common Stock purchasable upon exercise of the Warrant until further adjusted as provided herein.

(b) No Adjustment for Small Amounts. Anything in this Section 4 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least ten cents, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least ten cents, such change in the Exercise Price shall thereupon be given effect.

(c) Common Stock Defined. Whenever reference is made in this Section 4 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

5. Transfer to Comply with the Securities Act of 1933.

(a) Unless registered for resale under the United States Securities Act of 1933, as amended (the “Act”), this Warrant may not be sold or assigned, and the Common Stock or any other security issued or issuable upon exercise of this Warrant may not be sold, transferred or otherwise disposed of, except to a person who, in the opinion of counsel for the Company, is a person to whom such Warrant or Common Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section with respect to any resale or other disposition of such securities.

(b) The Company may cause the following legends (set forth here and further below) to be set forth on each certificate representing Common Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section 5 hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

6. Representations, Warranties and Agreements of Warrant Holder. Warrant Holder hereby represents, warrants and agrees as follows:

(a) Financial Risk. Warrant Holder acknowledges that there is a present public market for shares of the Company’s Common Stock, although transfer of the Common Stock purchased may be restricted. As a result, (i) Warrant Holder may not be able to liquidate its investment in the event of emergency, (ii) transferability is extremely limited and (iii) in the event of a disposition Warrant Holder could sustain a loss.

(b) Investment Purpose. This Warrant is being purchased by Warrant Holder and not by any other person, whether or not a “U.S. Person” as that term is defined under Regulation S under the Act (“Regulation S”), with Warrant Holder’s own funds and not with the funds of any other person, and for the account of Warrant Holder, not as a nominee or agent and not for the account of any other person. No other person will have any interest, beneficial or otherwise, in the Common Stock. Warrant Holder is not obligated to purchase or transfer the Common Stock to any other person nor does Warrant Holder have any agreement or understanding to do so. Warrant Holder does not intend to subdivide Warrant Holder’s purchase of the Common Stock with any person.

(c) Resale or Transfer. Warrant Holder is not purchasing this Warrant or the underlying Common Stock for distribution or resale to others. Warrant Holder agrees that it will not sell or otherwise transfer this Warrant or the underlying Common Stock unless any transfer complies with the resale provisions for “Category 3” companies set forth in Regulation S, is registered under the Act or unless an exemption from such registration is available. Warrant Holder acknowledges that the Company has agreed not to transfer the Warrant or Common Stock and may require an opinion of legal counsel satisfactory to the Company to the effect that a proposed transfer complies with the resale provisions set forth in Regulation S, is registered under the Act or is exempt.

(d) Private Issue. Warrant Holder understands that neither this Warrant nor the underlying Common Stock have been registered under the Act, by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the fact that Warrant Holder is not either a “U.S. Person” (as that term is defined in Regulation S) or purchasing this Warrant and underlying Common Stock for the benefit of a U.S. Person, and on Warrant Holder’s agreement to restrict transfers of this Warrant and the underlying Common Stock in the manner described for “Category 3” companies in Regulation S.

(e) Regulation S Compliance. Warrant Holder certifies that it is not a “U.S. Person” (as that term is defined in Regulation S), and is not acquiring this Warrant for the account or benefit of any U.S. person. It is agreed that the Company reserves the right to request documentation from Warrant Holder to verify the foregoing representation. It is also agreed that the Company in its sole discretion may reject or limit any sale or transfer of this Warrant or of the underlying Common Stock at any time. Warrant Holder acknowledges that it is aware that the Company is relying upon the foregoing representation relating to its non-U.S. status. In the event the Warrant Holder is a corporation, partnership, trust or other entity, Warrant Holder certifies that it was not formed, organized or incorporated under the laws of the United States.

(g) Corporate Authorization. Warrant Holder, if not an individual, represents that it is empowered and duly authorized to enter into this Agreement under any and all governing documents, partnership agreements, trust instruments, pension plans, charter, certificate of incorporation, bylaw provisions or the like (the “Governing Documents”), and the person signing on behalf of Warrant Holder is empowered and duly authorized to do so by such Governing Documents.

(h) Binding Effect. This Agreement constitutes a valid and binding agreement of Warrant Holder enforceable against Warrant Holder in accordance with its terms.

(i) Receipt of Information. The Warrant Holder has received and reviewed this Warrant; it, its attorney and its accountant have had access to, and an opportunity to review all documents and other materials requested of, the Company; it and they have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of this Warrant and to evaluate the suitability of an investment in this Warrant; and, in evaluating the suitability of an investment in this Warrant; it and they have not relied upon any representations or other information (whether oral or written) other than as set forth herein.

(j) Sales of Common Stock. The Warrant Holder represents and warrants that the Warrant Holder is familiar with the provisions of Rule 144 promulgated under the Act which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain public information about the Company; (ii) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iii) in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. The Holder acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from regis-tration will be required for any disposition of the Common Stock issuable upon exercise of this Warrant.

7. Agreement to Refrain from Resales. Without in any way limiting the representations, warranties and agreements herein, Warrant Holder further agrees that it shall in no event pledge, hypothecate, sell, transfer, assign or otherwise dispose of the Common Stock or any interest therein, nor shall Warrant Holder receive any consideration for the Common Stock from any person, unless any such transaction is made in accordance with the provisions of Regulation S, pursuant to a registration under the Act or pursuant to an available exemption from registration. Warrant Holder further agrees that it will not engage in any hedging transactions with regard to the Common Stock unless in compliance with the Act.

8. The Common Stock is to be Legended. Warrant Holder understands and agrees that the certificates representing the Common Stock may bear such legends as the Company may consider necessary or advisable to facilitate compliance with the transfer and hedging restrictions of Regulation S, the Act and any other securities law, including without limitation legends stating that the Common Stock has not been registered under the Act or qualified under any state securities laws, and setting forth the limitations on disposition imposed hereby. An example of such legend is as follows:

“THIS STOCK HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THIS STOCK MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE RESALE PROVISIONS FOR “CATEGORY 3” COMPANIES OF REGULATION S UNDER THE SECURITIES ACT OF 1933 OR IN THE ABSENCE OF A REGISTRATION OR QUALIFICATION OR WITHOUT AN OPINION OF COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM REGISTRATION OR QUALIFICATION.”

9. Company Shall Refuse to Transfer. Notwithstanding the foregoing, the Company hereby agrees in this Agreement that it shall refuse to register any transfer of the Common Stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. Warrant Holder further understands that the Company’s transfer agent shall be notified of the issuance of the Common Stock and shall be instructed by the Company to place stop order instructions against any transfer or sale of the Common Stock for a period of one year from the Effective Date of this Warrant.

10. Indemnification. Warrant Holder hereby agrees to indemnify and defend the Company and its directors, officers and their respective agents, and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any breach of or inaccuracy in Warrant Holder’s representations, warranties or agreements herein;

(b) Any disposition of the Common Stock contrary to any of Warrant Holder’s representations, warranties or agreements herein; or

(c) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties, agreements or information were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act or (ii) any disposition of the Common Stock.

11. Successors. The representations, warranties and agreements contained in this Subscription Agreement shall be binding on Warrant Holder’s successors, assignees, heirs and legal representatives and shall inure to the benefit of the respective successors and assignees of the Company and its directors and officers.

12. Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of Nevada, United States of America applicable to contracts made and to be performed wholly within such state.

13. Miscellaneous.

(a) Waiver. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

(b) Severability. The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

(c) Entire Agreement. This Warrant contains the entire agreement among the parties hereto with respect to the transaction contemplated herein and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and Warrant Holder acknowledges its agreement to the conditions set forth above as of the ___ day of October 2007 (the “Effective Date”).

Warrant Holder	CardioVascular BioTherapeutics, Inc.
FirmInvest AG	A Nevada Corporation

By: /s/ Frederic Chanson	By: /s/ Mickael A. Flaa

Print Name: Frederic Chanson	Print Name: Mickael A. Flaa

Title: CEO	Title: CFO

Date: Oct. 12, 2007	Date: 10/12/07

NOTICE OF EXERCISE

To:	CardioVascular BioTherapeutics, Inc.
c/o Legal Department
1635 Village Center Circle, Suite 250
Las Vegas, Nevada 89134

(1) The undersigned hereby elects to purchase _____________________ shares of Common Stock of CardioVascular BioTherapeutics, Inc., a Delaware corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

(2) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable Federal and state securities laws.

(3) The undersigned accepts such shares subject to the restrictions on transfer set forth in the attached Warrant.

(4) Warrant Holder certifies that it is not a “U.S. Person” as that term is defined in Regulation S of the Securities Act of 1933 (the “Act”), and is not acquiring the Common Stock for the account or benefit of any U.S. person.

[ISSUER MAY REQUIRE WARRANT HOLDER TO FURNISH A WRITTEN OPINON OF COUNSEL TO THE EFFECT THAT THE WARRANT AND THE SECIRITIES DELIVERED UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE ACT OR ARE EXEMPT FROM REGISTRATION THEREUNDER]

____________________________
(Date)
Holder: ____________________________

By:   ____________________________

Name: ____________________________

Title:   ____________________________